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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-188444

        PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 30, 2013)

Rosetta Stone Inc.

689,294 Shares of Common Stock

        All of the shares of common stock in this offering are being sold by ABS Capital Partners IV Trust, which we refer to as the selling stockholder.

        The selling stockholder is offering 689,294 shares of our common stock in this offering at a price of $11.45 per share. The selling stockholder will pay brokerage commissions of $0.03 per share, or $20,679 in the aggregate to a selling agent they engaged to help them identify purchasers in this offering, so the net proceeds to the selling stockholder, before any expenses other than brokerage commissions, will be approximately $7,871,737.

        We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder. We estimate the total expenses of the offering, excluding brokerage commissions to be paid by the selling stockholder, will be approximately $2,000, which we will pay pursuant to the terms of a registration rights agreement we have with the selling stockholder.

        Our common stock is listed on the New York Stock Exchange under the symbol "RST." On December 4, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $11.74 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page S-3 of this prospectus supplement, page 3 of the accompanying prospectus, and "Item 1A. Risk Factors" beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2012.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated December 4, 2013

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read this prospectus supplement along with the accompanying prospectus, as well as additional information described under "Where You Can Find More Information" in the accompanying prospectus before investing in our common stock. These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

        We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context otherwise requires, references in this prospectus supplement to "Company," "Rosetta Stone," "we," "us" and "our" refer to Rosetta Stone Inc., a Delaware corporation, and its consolidated subsidiaries.

        Information contained on our web site is not a part of this prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "intend," "expect," "plan," "budget," "forecast," "guidance," "anticipate," "believe," "estimate," "projects," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. You are cautioned that such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements.

        These statements may include statements about:

  •
  demand for language learning solutions;

  •
  the advantages of our products, services, technology, brand and business model as compared to others;

  •
  our strategic focus;

  •
  our ability to maintain effective internal controls or to remediate material weaknesses;

S-i

  •
  our cash needs and expectations regarding cash flow from operations;

  •
  our product development plans;

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  the appeal and efficacy of our products and services;

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  our expectations regarding capturing lifetime value and a broader range of market segments through such offerings;

  •
  our plans regarding expansion of our marketing initiatives and sales force;

  •
  our international operations and growth plans;

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  our plans regarding our kiosks and retail relationships;

  •
  our plans regarding our Enterprise and Education business;

  •
  the impact of any revisions to our pricing strategy;

  •
  our ability to manage and grow our business and execute our business strategy;

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  our financial performance;

  •
  our actions to realign our cost structure and revitalize our go-to-market strategy;

  •
  our plans to transition our distribution to more online in the Consumer business;

  •
  our mergers and acquisitions plans;

  •
  our plans related to Lexia and Livemocha;

  •
  our ability to successfully integrate Lexia and Livemocha into our business; and

  •
  adverse trends in general economic conditions.

        The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect management's best judgment based on known market conditions and other factors that exist at the time those statements are made. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, management's assumptions may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking statements or events will occur. Future results may differ materially from those anticipated or implied in forward looking statements due to factors described under "Risk Factors" above and other factors that are unknown to us. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our future results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

S-ii

SUMMARY

        This summary highlights information about this prospectus supplement and may not contain all of the information that may be important to you. You should read the following summary together with the more detailed information appearing elsewhere in this prospectus supplement and accompanying prospectus, as well as the financial statements and related notes thereto and other information included in or incorporated by reference in this prospectus supplement.

Rosetta Stone Inc.

        We are dedicated to changing the way the world learns. The company's innovative technology-driven language and reading solutions are used by thousands of schools, businesses, government organizations and millions of individuals around the world. Founded in 1992, Rosetta Stone pioneered the use of interactive software to accelerate language learning. Today the company offers courses in 30 languages, from the most commonly spoken (such as English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). In 2013, Rosetta Stone expanded beyond language and deeper into education-technology with its acquisitions of Livemocha, Inc. ("Live Mocha") and Lexia Learning Systems, Inc. ("Lexia"). The strategic plan of the management team through 2015 includes three primary areas of focus:

  1.
  leveraging the brand;

  2.
  innovating the platform; and

  3.
  expanding distribution.

        In pursuing these priorities, we plan to balance margin with growth.

Recent Developments

        On April 1, 2013, we acquired Seattle-based Livemocha for an aggregate purchase price of $8.5 million in cash, subject to later reduction based on final determination of net working capital at the effective time of the merger. Livemocha has one of the world's largest online language-learning communities, with over 16 million registered members.

        On August 1, 2013, we acquired Lexia for an aggregate purchase price of $21.1 million in cash, net of working capital and deferred revenue adjustments. Lexia is one of the most trusted and established companies in the reading technology market. The transaction marks the Company's first extension beyond language learning and takes the Company deeper into the EdTech industry.

Corporate Information

        We were incorporated in Delaware in 2005 and completed our initial public offering in April 2009. Our principal executive offices are located at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209. Our main telephone number is (800) 788-0822. Our Internet website is www.rosettastone.com. Information contained on our website is not incorporated by reference in this prospectus supplement and you should not consider information contained on our website as part of this prospectus supplement.

The Offering

        The following is a brief summary of the terms of this offering. For a more complete description of our common stock, see "Description of Capital Stock" beginning on page 22 of the accompanying prospectus.

Issuer	Rosetta Stone Inc.
Common stock to be offered by the selling stockholder	689,294 shares
Common stock outstanding after this offering(1)	21,889,614 shares
Use of proceeds	We will not receive any proceeds from this offering.
Risk factors

See "Risk Factors" beginning on page S-3 of this prospectus supplement, page 3 of the accompanying prospectus and "Item 1A. Risk Factors" beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of factors that you should carefully consider before deciding to invest in shares of our common stock.

New York Stock Exchange ("NYSE") symbol	"RST"
Certain U.S. Federal Income Tax Considerations to Non-U.S. Holders

For a discussion of certain U.S. federal income tax considerations that may be relevant to certain prospective stockholders who are non-U.S. Holders, please read "Certain U.S. Federal Income Tax Considerations to Non-U.S. Holders" beginning on page S-34.

(1)
The information above is based on 21,889,614 shares of common stock outstanding on October 31, 2013. This information does not include the following shares as of September 30, 2013: (a) 1,965,642 shares of common stock issuable upon the exercise of outstanding options to purchase our common stock at a weighted average exercise price of $13.62 per share and (b) shares of common stock reserved for future grants under our 2009 Omnibus Incentive Plan.

RISK FACTORS

        An investment in our common stock involves risks. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, including the documents it incorporates by reference, also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement or in the documents it incorporates by reference. While we cannot identify all of the risk factors that may cause actual results to vary from our expectations, we believe the following risk factors that relate to our current and anticipated business should be considered carefully. Many of these factors are beyond our control, and could cause the market price of our common stock to fluctuate significantly. These broad market fluctuations could result in extreme fluctuations in the price of our common stock, which could cause a decline in the value of our investors' stock.

Risks Related to this Offering

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

        The trading market for our common stock depends in part on the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts covering our business downgrade their evaluations of or recommendations regarding our stock, or if one or more of the analysts cease providing research coverage on our stock, the price of our stock could decline. If one or more of these analysts cease providing research coverage on our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

Our stock price is volatile. Changes in net revenue, margin or earnings shortfalls or the volatility of the market generally could cause the market price of our stock to decline and you could lose a significant part of your investment.

        You may not be able to sell shares of our common stock at prices equal to or greater than the price you paid in this offering. The market price for our common stock has experienced significant fluctuations and may continue to fluctuate significantly. Our quarterly financial results have fluctuated in the past and are likely to vary significantly in the future due to a number of factors, many of which are outside of our control and which could adversely affect our operations and operating results. A number of factors may affect the market price for our common stock, including: shortfalls in revenue, margins, earnings or key performance metrics, confusion on the part of industry analysts and investors about the impact of our subscription offerings, shortfalls in the number of subscribers, changes in analyst estimates or recommendations, new product announcements by competitors, seasonal variations in demand, loss of a large customer, variations in competitors' financial performance and regulatory or macro-economic effects.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

        We may retain future earnings, if any, for future operations, expansion and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

Provisions in our organizational documents and in the Delaware General Corporation Law may prevent takeover attempts that could be beneficial to our stockholders.

        Provisions in our second amended and restated certificate of incorporation and second amended and restated bylaws, and in the Delaware General Corporation Law, may make it difficult and expensive for a third party to pursue a takeover attempt we oppose even if a change in control of our company would be beneficial to the interests of our stockholders. Any provision of our second amended and restated certificate of incorporation or second amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock. Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our company, or otherwise could adversely affect the market price of our common stock. Further, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. This section generally prohibits us from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of our voting stock, or with their affiliates, unless our directors or stockholders approve the business combination in the prescribed manner. However, because funds affiliated with ABS Capital Partners and Norwest acquired their shares prior to our initial public offering, Section 203 is currently inapplicable to any business combination or transaction with them or their affiliates. In addition, our second amended and restated certificate of incorporation includes a classified board of directors and requires that any action to be taken by stockholders must be taken at a duly called meeting of stockholders and may not be taken by written consent. Our second amended and restated bylaws require that any stockholder proposals or nominations for election to our board of directors must meet specific advance notice requirements and procedures, which make it more difficult for our stockholders to make proposals or director nominations.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder in this offering.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "RST." The following table sets forth, for each of the periods indicated, the high and low reported sales price of our common stock on the NYSE.

	High	Low
Year ended December 31, 2013
Fourth Quarter (through December 4, 2013)	$16.53	$11.34
Third Quarter	17.30	14.70
Second Quarter	18.30	14.46
First Quarter	15.44	11.55
Year ended December 31, 2012
Fourth Quarter	$13.27	$10.52
Third Quarter	14.28	9.26
Second Quarter	14.69	9.50
First Quarter	10.50	6.95
Year ended December 31, 2011
Fourth Quarter	$11.00	$6.55
Third Quarter	16.12	8.92
Second Quarter	16.15	12.57
First Quarter	21.94	12.57

        On December 4, 2013, the last reported sales price of our common stock on the NYSE was $11.74 per share. As of that date, there were approximately 200 holders of record of our common stock.

        We have not paid any cash dividends on our common stock and do not intend to do so in the foreseeable future. We currently intend to retain all available funds and any future earnings to support the operation of and to finance the growth and development of our business.

SELLING STOCKHOLDER

        The stockholder listed in the table below, which we otherwise refer to as the selling stockholder, is offering to sell 689,294 shares of our common stock.

        The following table sets forth the number of shares of common stock owned by the selling stockholder prior to this offering, the number of shares of common stock to be offered for sale by the selling stockholder in this offering, and the number of shares of common stock to be owned by the selling stockholder after completion of the offering. The table below sets forth information regarding the beneficial ownership of our common stock by the selling stockholder as of December 4, 2013, except that the total number of shares of our common stock outstanding used for the calculation below is as of October 31, 2013.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage of Outstanding Shares of Common Stock Beneficially Owned Prior to the Offering (%)	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Outstanding Shares of Common Stock Beneficially Owned After the Offering (%)
ABS Capital Partners IV Trust(1)	689,294	3.1%	689,294	0	0%

(1)
ABS Capital Partners IV Trust is a trust whose trustee is ABS Capital Partners, Inc. All voting and dispositive power over these shares is held by ABS Capital Partners, Inc., which power is shared by Donald B. Hebb, Jr., Phillip A. Clough, Timothy T. Weglicki, John D. Stobo, Jr., Frederic G. Emry, Ashoke Goswami, Ralph S. Terkowitz and Laura L. Witt, all of whom are managing directors of ABS Capital Partners, Inc. and form the investment committee for the shares held by the Trust. Ms. Witt and Mr. Clough both serve on our board of directors. The address of the Trust is 400 East Pratt Street, Suite 910, Baltimore, MD 21202.

Material Relationships

        Our Board.    Two of our directors, Phillip A. Clough and Laura L. Witt, may be deemed to having voting and investment control over the shares of our common stock held by ABS Capital Partners IV Trust as described in the footnote to the table above. We have entered into indemnification agreements with all of our directors, including Mr. Clough and Ms. Witt.

        Registration Rights Agreement.    On January 4, 2006 we entered into a Registration Rights Agreement with each of the investors in our Company, including certain funds related to ABS Capital Partners IV Trust, which has become a successor to the rights of those entities under the Registration Rights Agreement. The agreement provides for certain demand and piggyback registration rights, as well as reimbursement of certain expenses in the event that shares of common stock owned by ABS Capital Partners IV Trust are sold pursuant to a registration statement covered by that agreement, such as this offering. See "Distribution by Selling Stockholder" in the accompanying prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
TO NON-U.S. HOLDERS

        The following discussion summarizes certain U.S. federal income tax consequences, as of the date of this prospectus supplement, of the purchase, ownership and disposition of shares of our common stock by certain non-U.S. holders (as defined below). This discussion only applies to non-U.S. holders who purchase shares of our common stock pursuant to this offering and hold such shares of common stock as capital assets for U.S. federal income tax purposes (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances.

        For purposes of this discussion, a "non-U.S. holder" means a beneficial owner of shares of our common stock that is not for U.S. federal income tax purposes any of the following:

  •
  an entity or arrangement treated as a partnership;

  •
  an individual citizen or resident of the United States (including certain former citizens and former long-term residents of the United States);

  •
  a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (i) it is subject to the primary supervision of a court within the United States and one or more "United States persons" as defined under the Code (as defined below) have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxes and does not describe any foreign, state, local, estate or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a non-U.S. holder who is subject to special treatment under U.S. federal income tax laws (including a bank or financial institution, a broker, a dealer in securities, a United States expatriate, a "controlled foreign corporation," a "passive foreign investment company," a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity for U.S. federal income tax purposes or an investor in a pass-through entity for U.S. federal income tax purposes, a tax-exempt entity, pension or other employee benefit plan, an insurance company, a person holding shares of our common stock as part of a hedging or conversion transaction or straddle, or a person subject to the alternative minimum tax). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

        If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of a partner of that partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you should consult your tax advisors.

        This summary is not a substitute for an individual analysis of the tax consequences relating to the purchase, ownership or disposition of our common stock. If you are considering the purchase of shares of our common stock, you are urged to consult your own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning, and disposing of shares of our common stock in light of your particular circumstances and any consequences arising under the laws of applicable state, local, or foreign taxing jurisdictions.

Distributions on Shares of Our Common Stock

        As discussed above under "Price Range of Common Stock and Dividend Policy," we do not currently anticipate paying cash dividends with respect to shares of our common stock. In the event that we do make a distribution to non-U.S. holders with respect to shares of our common stock, such distributions will generally be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code, and will be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce, but not below zero, such non-U.S. holder's adjusted tax basis in its shares of our common stock and, to the extent such portion exceeds such non-U.S. holder's adjusted tax basis, the excess will be treated as gain from the disposition of its shares of our common stock, the tax treatment of which is discussed below under "Certain U.S. Federal Income Tax Considerations to Non-U.S. Holders—Dispositions of Shares of Our Common Stock." Any distribution described in this paragraph would also be subject to the discussion below under "Certain U.S. Federal Income Tax Considerations to Non-U.S. Holders—Additional Withholding and Reporting Requirements under Recently Enacted Legislation."

        Dividends paid to a non-U.S. holder with respect to shares of our common stock will generally be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by such non-U.S. holder in the United States) will not be subject to U.S. withholding tax, provided certain certification and disclosure requirements are satisfied, including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if such non-U.S. holder were a United States person, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalties of perjury that such non-U.S. holder is not a United States person and is eligible for treaty benefits, or (ii) if its shares of our common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

        A non-U.S. holder who is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing timely an appropriate claim for refund with the Internal Revenue Service.

Disposition of Shares of Our Common Stock

        Any gain realized by a non-U.S. holder on the disposition of shares of our common stock will generally not be subject to U.S. federal income or withholding tax unless:

  •
  the gain is effectively connected with a trade or business of such non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such non-U.S. holder in the United States);

  •
  such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" as such term is defined in Section 897(c) of the Code (a "USRPHC") at any time within the shorter of the five-year period preceding the disposition and such non-U.S. holder's holding period with respect to the applicable shares of our common stock (the "relevant period") and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such non-U.S. holder owns directly or is deemed to own pursuant to attribution rules more than 5% of shares of our common stock at any time during the relevant period. We believe that we are currently not, and do not expect to become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other assets used or held for use in a trade or business.

        A non-U.S. holder described in the first bullet point above will generally be subject to tax on the net gain derived from the disposition on a net income basis at regular graduated U.S. federal income tax rates, and if such non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, it may also be subject to an additional branch profits tax at a rate of 30% on its effectively connected earnings and profits, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax (or at a reduced rate as may be provided by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S. source capital losses, even though such individual is not considered a resident of the United States. A non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates with respect to the gain recognized, except that the branch profits tax will not apply.

Information Reporting and Backup Withholding

        We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which such non-U.S. holder resides under the provisions of an applicable income tax treaty.

        A non-U.S. holder will be subject to backup withholding at a current rate of 28% on dividends paid to such non-U.S. holder with respect to shares of our common stock unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person), or such non-U.S. holder otherwise establishes an exemption.

        Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received by a non-U.S. holder from a disposition of shares of our common stock, unless such non-U.S. holder certifies under penalty of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person), or such non-U.S. holder otherwise establishes an exemption.

        U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding and Reporting Requirements under Recently Enacted Legislation

        Subject to certain exceptions, recently enacted legislation known as the Foreign Account Tax Compliance Act ("FATCA") generally imposes a withholding tax of 30% on dividends paid after December 31, 2013, with respect to shares of our common stock, and the gross proceeds from the disposition of shares of our common stock after December 31, 2016, paid to a "foreign financial institution" (as specifically defined under these rules), regardless of whether the foreign financial institution holds such shares of our common stock for its own account or as an intermediary, unless such foreign financial institution enters into an agreement with the U.S. government to comply with certain obligations with respect to each account it maintains including the obligations to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such foreign financial institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. In addition, subject to certain exceptions, FATCA also generally imposes a withholding tax of 30% on dividends paid after December 31, 2013, with respect to shares of our common stock, and the gross proceeds from the disposition of shares of our common stock after December 31, 2016, paid to a "non-financial foreign entity," unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or provides information to the withholding agent identifying the substantial U.S. owners of the entity. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such withholding taxes. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in shares of our common stock.

PLAN OF DISTRIBUTION

        The selling stockholder has agreed to sell an aggregate of 689,294 shares of our common stock in this offering at a price of $11.45 per share. The selling stockholder engaged a selling agent to assist in identifying the purchasers and the selling stockholder will pay a customary brokerage commission of $0.03 per share to such agent for this transaction. No underwriters were engaged by us or the selling stockholder for this transaction.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Fulbright & Jaworski LLP, Houston, Texas, a member of Norton Rose Fulbright.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus supplement, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet website at www.sec.gov. Our Internet website address is www.rosettastone.com. Information contained on our website is not part of this prospectus supplement, unless specifically so designated and filed with the SEC.

        We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

        Descriptions in this prospectus supplement of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in this offering, you should check for reports we may have filed with the SEC after the date of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the applicable offering under this prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus supplement:

  •
  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2012, filed with the SEC on March 7, 2013;

  •
  Our Current Reports on Form 8-K filed with the SEC on August 22, 2013, August 1, 2013, July 25, 2013, June 13, 2013, June 11, 2013, June 6, 2013, May 28, 2013, April 9, 2013, April 4, 2013, April 2, 2013, and March 12, 2013;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed with the SEC on May 8, 2013, August 7, 2013, and November 7, 2013, respectively; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 13, 2009.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Rosetta Stone Inc.
1919 North Lynn St., 7th Fl.
Arlington, Virginia 22209
(703) 387-5800
Attention: Corporate Secretary

ROSETTA STONE INC.

$150,000,000

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Units

8,433,620 Shares of Common Stock Offered by the Selling Stockholders

        This prospectus will allow us to offer and sell up to an aggregate of $150,000,000 of our senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units from time to time at prices and on terms to be determined at or prior to the time of the offering. In addition, the selling stockholders named in this prospectus may offer and sell up to an aggregate of 8,433,620 shares of common stock, from time to time, on the terms described in this prospectus or in the applicable prospectus supplement, if any. We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we or the selling stockholders offer and sell these securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement.

        This prospectus describes the general terms of the securities we may offer. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

        We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the "Where You Can Find More Information" section of this prospectus for information on us and for our financial statements.

        Our common stock, par value $0.00005 per share, is listed on the New York Stock Exchange under the symbol "RST." As of May 29, 2013, the closing price of our common stock was $17.11.

        Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under "Risk Factors" on page 3 of this prospectus, as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See "Incorporation of Certain Information By Reference."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2013

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total offering price of $150,000,000 and the selling stockholders named in this prospectus may sell up to 8,433,620 shares of common stock. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, if the selling stockholders offer securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement. Any such prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We have not authorized any selling stockholder, dealer, salesman or other person to give you any information or to make any representations other than those contained in this prospectus and in the documents we incorporate into this prospectus. You should not rely on any information or representations that are not contained in this prospectus or in the documents we incorporate by reference.

        This prospectus is not an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

        In this prospectus, all references to the "Company," "Rosetta Stone," "we," "us" and "our" refer to Rosetta Stone Inc., a Delaware corporation, and its consolidated subsidiaries.

 ABOUT ROSETTA STONE INC.

        We are a leading provider of technology-based, language-learning solutions. We develop, market, and sell language-learning solutions consisting of software, online services, mobile applications and audio practice tools primarily under our Rosetta Stone brand. Our teaching method, which we call Dynamic Immersion, is designed to leverage the innate, natural language-learning ability that children use to learn their native language. Our courses are based on our proprietary interactive technologies and pedagogical content and utilize a sophisticated sequencing of images, text and sounds to teach a new language without translation or grammar explanation. We believe our award-winning solutions provide an effective, convenient and fun way to learn languages. We currently offer our self-study language-learning solutions in over 30 languages.

        Our customers include individual consumers and organizations. Our global consumer distribution model comprises a mix of our call centers, websites, select retail resellers, such as Amazon.com, Barnes & Noble, Best Buy, Books-a-Million, Costco, Groupon and Staples, home shopping networks such as GS Home Shopping in Korea and consignment distributors such as Navarre. We believe these channels complement each other.

        We have three operating segments, North America Consumer, Rest of World ("ROW") Consumer and Institutional. From the first quarter of 2011 through the third quarter of 2012, we had two operating segments, Consumer and Institutional. The North America Consumer and ROW Consumer segments derive revenues from individuals and sales to retail partners. The North America Consumer segment includes sales made within the United States and Canada; the ROW Consumer segment includes sales made in countries other than the U.S. and Canada. The Institutional segment derives revenues from sales to educational institutions, government agencies and corporations worldwide.

        We were incorporated in Delaware in 2005 and completed our initial public offering in April 2009. Our principal executive offices are located at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209. Our main telephone number is (800) 788-0822. Our Internet website is www.rosettastone.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

 RISK FACTORS

        An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under "Incorporation of Certain Information by Reference," including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Forward-Looking Statements." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "intend," "expect," "plan," "budget," "forecast," "guidance," "anticipate," "believe," "estimate," "project," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. You are cautioned that such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements.

        These statements may include statements about:

  •
  our business strategies;

  •
  information regarding our future financial performance;

  •
  our projected plans and objectives;

  •
  our development of new products;

  •
  international expansion and our development of a business model to drive growth;

  •
  the sufficiency of our cash flows from operations and available sources of funds;

  •
  the impact of inflation on our financial position and results of operations;

  •
  the effect of state tax law examination on our results of operations and financial position;

  •
  our technology and product development initiatives; and

  •
  our intellectual property strategy.

        The forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect management's best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, management's assumptions may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking statements or events will occur. Future results may differ materially from those anticipated or implied in forward looking statements due to factors described under "Risk Factors" above and other factors that are unknown to us. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our future results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet website at www.sec.gov. Our Internet website address is www.rosettastone.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC.

        We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

        Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

  •
  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2012, filed with the SEC on March 7, 2013;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 8, 2013;

  •
  Our Current Reports on Form 8-K filed with the SEC on March 12, 2013, April 2, 2013, April 4, 2013, April 9, 2013 and May 28, 2013; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 13, 2009.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Rosetta Stone Inc.
1919 North Lynn St., 7th Fl.
Arlington, Virginia 22209
(703) 387-5800
Attention: Corporate Secretary

 USE OF PROCEEDS

        Unless we inform you otherwise in the applicable prospectus supplement, we may use the net proceeds from the sale of the offered securities for various business purposes, including strategic acquisitions, capital expenditures, working capital, the repurchase and redemption of our securities and other general corporate purposes. From time to time, we may invest any such proceeds in short-term marketable securities. We are not currently in negotiations with any potential targets, however, we may elect to use the proceeds from the sale of the offered securities to acquire assets and businesses in our industry that from time to time become available to us provided that such acquisitions are deemed to be in the best interests of our Company and our stockholders by our board of directors.

        Selling stockholders may offer and sell up to an aggregate of 8,433,620 shares of our common stock from time to time under this prospectus. We will not receive proceeds of any sale of securities by selling stockholders.

 RATIO OF EARNINGS TO FIXED CHARGES
AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        We have computed the following ratio of earnings to fixed charges for each of the following periods on a consolidated basis. You should read the following ratio in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. The ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since there were no preference securities outstanding for the following periods.

	Year Ended December 31,
						Three Months Ended March 31, 2013
	2008	2009	2010	2011	2012
Ratio of Earnings to Fixed Charges(1)	20.41	21.66	18.33	—(2)	—(3)	—(4)

(1)
In calculating the ratio of earnings to fixed charges, "earnings" consist of pretax income (loss) before adjustment for income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest, plus distributed income of equity investees, plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less interest capitalized, less preference security dividend requirements of consolidated subsidiaries, less the noncontrolling interest in pre-tax income of subsidiaries that have no incurred fixed charges. "Fixed charges" represent interest incurred (whether expensed or capitalized), amortization of debt costs, an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries.

(2)
Earnings for the year ended December 31, 2011 were inadequate to cover fixed charges by $27,968 thousand.

(3)
Earnings for the year ended December 31, 2012 were inadequate to cover fixed charges by $5,840 thousand.

(4)
Earnings for the three months ended March 31, 2013 were inadequate to cover fixed charges by $3,723 thousand.

 PLAN OF DISTRIBUTION

        We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

  •
  directly to purchasers;

  •
  through agents;

  •
  through underwriters;

  •
  through dealers; and

  •
  through any other method permitted by applicable law.

        We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

        To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

        The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

 SELLING STOCKHOLDERS

        We are registering 8,433,620 shares of common stock to permit the stockholders listed in the table below, which we otherwise refer to as the selling stockholders, and their permitted assigns who or that receive their shares after the date of this prospectus, to resell the shares in the manner contemplated under "Distribution by Selling Stockholders."

        The following table sets forth the number of shares of common stock owned by the selling stockholders prior to this offering, the number of shares of common stock to be offered for sale by the selling stockholders in this offering, the number of shares of common stock to be owned by the selling stockholders after completion of the offering and the percentage of common stock to be owned by the selling stockholders after given effect to the completion of the offering as of the date hereof. We have prepared the table based on information given to us by, or on behalf of, the selling stockholders on or before May 8, 2013. Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in prospectus supplements or amendments to this prospectus if any and when necessary. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any of the shares.

Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of Common Stock to be Offered(2)	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage of Outstanding Shares of Common Stock After the Offering (%)
ABS Capital Partners IV Trust(3)	5,099,618	5,099,618	—	—
Norwest Equity Partners VIII, LP(4)	3,334,002	3,334,002	—	—

Total	8,433,620	8,433,620	—	—

(1)
The beneficial ownership of our common stock by the selling stockholders set forth in the table is determined as of April 30, 2013 in accordance with Rule 13d-3 under the Exchange Act.

(2)
We do not know when or in what amounts the selling stockholder will offer shares for sale, if at all. The selling stockholder may sell any or all of the shares covered by this prospectus. Because the selling stockholder may offer all or some of the shares from time to time pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(3)
ABS Capital Partners IV Trust, or the Trust, is a trust whose trustee is ABS Capital Partners, Inc. All voting and dispositive power over these shares is held by ABS Capital Partners, Inc., which power is shared by Donald B. Hebb, Jr., Phillip A. Clough, Timothy T. Weglicki, John D. Stobo, Jr., Frederic G. Emry, Ashoke Goswami, Ralph S. Terkowitz and Laura L. Witt, all of whom are managing directors of ABS Capital Partners, Inc. and form the investment committee for the shares held by the Trust. Ms. Witt and Mr. Clough, both serve on our board of directors. The address of the Trust is 400 East Pratt Street, Suite 910, Baltimore, MD 21202.

(4)
Norwest Equity Partners VIII, LP, or Norwest, is a limited partnership whose sole general partner is Itasca Partners VIII, LLC, or Itasca, and whose managing member is Norwest Venture Capital Management Inc., which is a wholly owned subsidiary of Wells Fargo & Company ("Wells Fargo"). All voting and dispositive power over these shares is held by Norwest acting by and through Itasca and Norwest Venture Capital Management Inc. as its managing member, which power is shared by Timothy C. Devries, John E. Lindahl and John P. Whaley, who are executive officers of Norwest Venture Capital Management, Inc. Mr. Lindahl, who served on our board of directors until May 23, 2013, is a Co-Chief Executive Officer of Norwest Venture Capital Management, Inc. The address for Norwest, Itasca and Norwest Venture Capital Management Inc. is 80 South 8th Street, Suite 3600, Minneapolis, MN 55402.

 DISTRIBUTION BY SELLING STOCKHOLDERS

        Selling stockholders may use this prospectus in connection with sales of up to 8,433,620 shares of our common stock from time to time in one or more transactions (which may involve block transactions). Sales of shares by the selling stockholders pursuant to this prospectus may, from time to time, be made on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

        The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. In particular, the selling stockholders (including any of their donees, pledgees, transferees or other successors-in-interest) may sell or distribute the shares, from time to time, by any one or more of the following methods:

  •
  through a firm commitment or best efforts underwriting,

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale or in the over-the-counter market,

  •
  through a block trade (which may involve crosses) in which the seller's broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

  •
  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share,

  •
  through the lending of such securities,

  •
  through the distribution of such securities by the selling shareholders to their partners, members, beneficiaries or shareholders,

  •
  through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus,

  •
  through exchange distributions and/or secondary distributions or in the over-the-counter market in accordance with the rules of NASDAQ or the applicable exchange,

  •
  through ordinary brokerage transactions and transactions in which the broker solicits purchasers,

  •
  through privately negotiated transactions,

  •
  through put or call option transactions,

  •
  by pledge to secure debts and other obligations or on foreclosure of a pledge,

  •
  through short sales,

  •
  through a combination of any such methods of sale, or

  •
  through any other method permitted by applicable law.

        The selling stockholders may decide not to sell any shares of common stock. The selling stockholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly to other purchasers or through one or more agents, underwriters or broker-dealers. Any selling agent, underwriter or broker-dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, from purchasers of shares for whom they act as agents, or from both sources. That compensation may be in excess of customary commissions. The selling stockholders and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with the sales. Any commissions or concessions, and any profits on the sale of shares and any discounts, received by the selling stockholders and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Because the selling stockholders and any other selling stockholder, broker, dealer or agent may be deemed to be an "underwriter" within the meaning of the Securities Act, the selling stockholders and any other selling stockholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

        As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by selling stockholders. Upon our notification by a selling stockholder that any material arrangement has been entered into by that selling stockholder with an underwriter or broker-dealer (or if we enter into such an agreement) for the sale of shares through a sale on the New York Stock Exchange, a privately negotiated transaction, a block trade, a purchase of shares by an underwriter or broker-dealer or through another of the manners of offer and sale described above, we will file an amendment to this prospectus or a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the selling stockholder;

  •
  the number of shares being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker-dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        The selling stockholders may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus, including, among other things, through distributions to the selling stockholders' beneficiaries, general partners and/or limited partners.

        Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholders and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all of our expenses relating to the registration of the shares of common stock, including SEC filing fees. The selling stockholders will pay all underwriting discounts, selling commissions and any related charges applicable to their sale of the shares of common stock.

        At any time a particular offer of the shares of common stock is made by the selling stockholders or their donees, pledgees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

        The selling stockholders are party to a registration rights agreement with us. A copy of the registration rights agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Under the terms of the registration rights agreement, we have agreed to indemnify selling stockholders who are party to that agreement and certain other persons against certain liabilities in connection with the offering of shares of common stock pursuant to the terms of the registration rights agreement, including certain liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The selling stockholders who are party to that agreement have, subject to certain limitations, agreed to indemnify us against liabilities that may arise from any written information furnished to us by them specifically for use in a prospectus used in connection with the sale of shares pursuant to the terms of the registration rights agreement.

 DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular debt securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

        The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture (the "Senior Indenture"), to be entered into between us and a trustee named in the applicable prospectus supplement, as trustee (the "Senior Trustee"), and the subordinated debt securities will be issued under a separate indenture (the "Subordinated Indenture") to be entered into between us and a trustee to be named in the applicable prospectus supplement, as trustee (the "Subordinated Trustee"). The term "Trustee" used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the "Indentures" and individually as "Indenture." The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"), and may be supplemented from time to time following execution.

        The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA. The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

        The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

        The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under "Subordination."

        A prospectus supplement, the applicable Indenture and the supplemental indenture or authorizing resolution (including any related officers' certificate or Company order), if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

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  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

  •
  the date or dates on which the principal of the debt securities shall be payable;

  •
  the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, or the method of determining such rate or rates;

  •
  the date or dates on which any such interest shall be payable, the date or dates on which payment of any such interest shall commence and the record dates for such payment date or dates;

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  the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

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  the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

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  any optional or mandatory redemption or repayment option, including any sinking fund, purchase or other analogous provisions;

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  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

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  any provisions granting special rights to holders when a specified event occurs;

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  the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

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  any Events of Default or covenants with respect to the debt securities that differ from, or are in addition to, those set forth in the applicable Indenture;

  •
  if other than U.S. dollars, the currency or currencies for which the debt securities shall be issued or in which the principal thereof, any premium thereon and any interest thereon shall be payable;

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  provisions regarding the convertibility or exchangeability of the debt securities;

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  provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

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  provisions relating to the modification of the terms of the debt securities or the rights of securityholders;

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  the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

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  the identity of the trustee, the registrar for the debt securities and any paying agent; and

  •
  any other terms not prohibited by the provisions of the applicable Indenture.

        The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See "Global Debt Securities."

        Unless otherwise set forth in a prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

        Neither Indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each Indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Denominations

        Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Global Debt Securities

        Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

        Payments on debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payments with respect to a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after our receipt of such notice;

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  there shall have occurred and be continuing an event of default under the debt securities and the registrar shall have received a request from the depositary to issue certificated securities;

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  we determine in our sole discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

  •
  as may be provided in any applicable prospectus supplement.

        Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearance Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com; the information contained on that website is not incorporated in this prospectus or in any prospectus supplement.

Covenants

        Under the Indentures, we have agreed to:

  •
  pay the principal of, and interest and any premium on, the debt securities when due;

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  maintain a place of payment;

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  deliver an officer's certificate to the Trustee within 150 days after the end of each fiscal year regarding our review of compliance with our obligations under the Indentures;

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  maintain our corporate existence; and

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  deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Consolidation, Merger or Asset Sale

        Both Indentures generally allow us to consolidate or merge with a person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a person, association or entity.

        However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the Indentures, which include the following requirements:

  •
  the remaining or acquiring person, association or entity is a corporation or partnership organized under the laws of the United States, any state or the District of Columbia;

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  the remaining or acquiring person, association or entity expressly assumes all of our responsibilities and liabilities under the Indentures, including the punctual payment of all amounts due on the debt securities and performance of the covenants in the Indentures;

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  immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists; and

  •
  delivery to the Trustee an officer's certificate and an opinion of counsel stating that all related conditions have been satisfied.

        The remaining or acquiring person, association or entity will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indentures. Thereafter, the successor may exercise our rights and powers under the Indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the Indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the Indentures and the debt securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

  •
  failure to pay principal of (or premium, if any, on) any debt security of the series when due;

  •
  failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

  •
  failure to pay any interest on any debt security of the series when due, continued for 30 days;

  •
  failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

  •
  certain events in bankruptcy, insolvency or reorganization affecting us; and

  •
  any other Event of Default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults of principal or interest or any premium on those debt securities, if it considers such withholding to be in the interest of the holders.

        If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

        Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

        Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the applicable Indenture and described briefly below, unless the securities resolutions or supplemental indenture establishing the terms of the series provides otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the applicable Indenture ("legal defeasance"), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

        We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

        To exercise either defeasance option as to a series of debt securities, we must:

  •
  irrevocably deposit in trust with the applicable Trustee or another trustee money or U.S. government obligations in an amount to pay and discharge the principal of and any premium and interest on the debt securities on the stated maturities or redemption dates therefor and any mandatory sinking fund payments;

  •
  deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all debt securities of the series to maturity or redemption, as the case may be, and any mandatory sinking fund payments; and

  •
  comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

Discharge

        We may discharge all our obligations under an Indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

  •
  all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Trustee cancelled or for cancellation; or

  •
  all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date; and

  •
  we have paid all other sums due under that Indenture and delivered an officer's certificate and opinion of counsel to the Trustee stating that all related conditions have been satisfied.

Modification of Indentures

        Under each Indenture, generally we and the Trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.

        No modification of the principal or interest payment terms, no modification reducing the percentage required for any waiver or modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.

        In addition, we and the applicable Trustee may amend the Indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

  •
  curing ambiguities or correcting defects or inconsistencies or otherwise adding or changing provisions with respect to matters or questions arising under the Indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

  •
  evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

  •
  providing for the acceptance of appointment by a successor trustee;

  •
  qualifying the indentures under the TIA;

  •
  complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

  •
  adding, changing or eliminating provisions relating to a particular series of debt securities to be issued.

Subordination

        Debt securities of a series may be subordinated to our "Senior Indebtedness," which we define (subject to modification in any applicable prospectus supplement) generally as money borrowed, including guarantees of payment, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture or authorizing resolution (including any related officers' certificate or Company order), and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as "Senior Indebtedness" with respect to the series. Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

  •
  we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness within any applicable grace period (including at maturity); or

  •
  any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash;

  •
  of any insolvency, bankruptcy or similar proceeding involving us or our property; or

  •
  of a default (other than payment default) with respect to the Senior Indebtedness that imposes a payment blockage on the subordinated debt securities for a maximum of 179 days at any one time, unless the Event of Default has been cured or waived or shall no longer exist.

        The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Individual Liability of Officers, Directors, Employees or Stockholders

        No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

 DESCRIPTION OF CAPITAL STOCK

        The following is a description of our capital stock and a summary of the rights of our stockholders and provisions pertaining to indemnification of our directors and officers. You should also refer to our Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, which are incorporated by reference in this prospectus, and to Delaware law.

General

        The Company has an authorized capitalization of 200,000,000 shares of capital stock, consisting of 190,000,000 shares of common stock, par value $0.00005 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of April 30, 2013, we have a total of 1,162,661 shares of our common stock reserved and remaining to be issued for grants of options and restricted stock awards under our stock plans. As of April 30, 2013, there were 21,506,581 shares of common stock, and no shares of preferred stock outstanding. As of such date, there were 189 holders of record of common stock.

Common Stock

        Subject to the prior or special rights of holders of shares of preferred stock:

        Dividends.    The holders of shares of common stock are entitled to any dividends that may be declared by our board of directors out of legally available funds;

        Liquidation, Dissolution or Winding Up.    In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of our common stock are entitled upon liquidation to share ratably in all assets remaining after payment of liabilities and the satisfaction of the liquidation preferences of any outstanding shares of preferred stock;

        Redemption.    The holders of shares of our common stock are not subject to, or entitled to the benefits of, any redemption or sinking fund provision;

        Conversion.    No holder of common stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company;

        Preemptive Rights.    No holder of common stock has preemptive rights; and

        Voting.    Each share of common stock entitles the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of stockholders generally. Voting is non-cumulative. The outstanding shares of our common stock are fully paid and non-assessable. Except as specifically provided in the Delaware General Corporation Law (the "DGCL") or in the Company's certificate of incorporation or bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). Directors are elected by a plurality of the votes cast in the election.

Preferred Stock

        The following description of the terms of the preferred stock sets forth the general terms and provisions of the preferred stock to which any prospectus supplement may relate. Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement. The description of the provisions of the preferred stock set forth below and in any applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of the preferred stock. The certificate of designations will be filed with the Commission and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of each new series of preferred stock.

        The preferred stock may be issued from time to time by our board of directors as shares of one or more classes or series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares, to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any action or vote by the holders of common stock.

        The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The board of directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

        The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in a prospectus supplement relating to the particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

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  the designation and stated value per share of such preferred stock and the number of shares offered;

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  the amount of liquidation preference per share;

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  the initial public offering price at which the preferred stock will be issued;

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  the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to cumulate, if any;

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  any redemption or sinking fund provisions;

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  any conversion or exchange rights; and

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  any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        The preferred stock will, when issued, be fully paid and nonassessable and new series of preferred stock will not have preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors.

Certain Anti-Takeover Effects of Certain Provisions of the Company's Second Amended and Restated Certificate of Incorporation, Second Amended and Restated Bylaws and the Delaware General Corporation Law

        The provisions of Delaware law and our Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of our Company in a coercive manner as described below. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in our best interests or the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

        Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of the Company. We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain "business combinations" between a Delaware corporation and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

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  the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

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  upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

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  the business combination is approved by the board of directors of the corporation and authorized at a meeting, and not by written consent, by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.

        Under the Delaware General Corporation Law, the term "business combination" is defined generally to include mergers or consolidations between the corporation or its majority-owned subsidiary and an interested stockholder, transactions with an interested stockholder involving the assets of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as those stockholders who become beneficial owners of 15% or more of the corporation's voting stock, together with the affiliates or associates of that stockholder.

        Our Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide for

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  Election and Removal of Directors; Classified Board.  Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. Our directors are elected by plurality vote. Vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on the board and our directors may be removed by our stockholders only for cause and our directors serve staggered three year terms.

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  Special Stockholder Meetings.  Under our Second Amended and Restated Bylaws, only a majority of the entire number of our directors may call special meetings of stockholders.

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  Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our Second Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

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  No Stockholder Action by Written Consent.  Our Second Amended and Restated Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

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  No Cumulative Voting.  Our Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of director's decision regarding a takeover.

        The provisions described above are intended to promote continuity and stability in the composition of our board of directors and in the policies formulated by the board, and to discourage some types of transactions that may involve an actual or threatened change of control. We expect these provisions would reduce our vulnerability to unsolicited acquisition attempts as well as discourage some tactics that may be used in proxy fights. Such provisions, however, could discourage others from making tender offers for our shares and, as a consequence, may also inhibit increases in the market price of our common stock that could result from actual or rumored takeover attempts. These provisions could also operate to prevent changes in our management.

Indemnification of Directors and Officers

        Delaware General Corporation Law.    Consistent with Section 145(a) of the DGCL, Rosetta Stone may indemnify and, in certain cases, must indemnify, any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of Rosetta Stone as a director, officer, employee or agent of another corporation, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

        This indemnification does not apply, (1) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Rosetta Stone, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses, and (2) in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

        Certificate of Incorporation.    Our Second Amended and Restated Certificate of Incorporation provides that a director of Rosetta Stone shall not be personally liable to Rosetta Stone or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Rosetta Stone or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Rosetta Stone, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Additionally, the Second Amended and Restated Certificate of Incorporation provides that Rosetta Stone will indemnify its officers and directors to the fullest extent permitted by the DGCL.

        Bylaws.    Our Second Amended and Restated Bylaws generally provide for indemnification, to the fullest extent authorized by the DGCL, of its officers and directors and persons serving at the request of Rosetta Stone in such capacities for other business organizations against all expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by reason of his position with Rosetta Stone or such other business organizations. In addition, the Second Amended and Restated Bylaws provide that Rosetta Stone may provide indemnification to employees and agents of Rosetta Stone to the extent not prohibited by the DGCL.

        Insurance; Indemnification Agreements.    The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

        The Company has entered into indemnification agreements with its directors and certain of its officers. Generally, such agreements provide that the Company shall indemnify each such officer and director to the fullest extent permitted by law if such officer or director is a party to or threatened to be made a party to any proceeding (including a proceeding by or in the right of the Company to procure a judgment in its favor) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with the proceeding if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

        The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, in which the price of such warrants will be payable;

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  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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  the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants which may be exercised at any one time;

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  the anti-dilution provisions of such warrants;

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  the redemption or call provisions of such warrants;

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  provisions regarding changes to or adjustments in the exercise price;

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  the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  a discussion of any material United States federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

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  receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

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  receive dividend payments, if any, with respect to any underlying securities; or

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  exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: senior debt securities, subordinated debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

        The applicable prospectus supplement will describe:

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  the terms of the units and of any of our senior debt securities, subordinated debt securities, common shares, preferred shares or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units; and

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  if applicable, a discussion of any material United States federal income tax considerations.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon by Fulbright & Jaworski L.L.P., Houston, Texas. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.